Exhibit 21.1

SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1.	Charles River Laboratories, Inc.	Delaware

2.	Charles River Laboratories Massachusetts Business Trust	Massachusetts

3.	Charles River Laboratories Holdings Limited	United Kingdom

4.	Charles River UK Limited	United Kingdom

5.	Charles River Laboratories Saint-Constant S.A.	Canada

6.	Charles River Laboratories Holdings Massachusetts Business Trust	Massachusetts

7.	Charles River Holdings LLC	Delaware

8.	Charles River LLC	Delaware

9.	CRL Holdings CV	Netherlands

10.	Ballardvale CV	Netherlands

11.	Charles River Netherlands BV	Netherlands

12.	Charles River Laboratories Holding SAS	France

13.	Charles River Laboratories France SAS	France

14.	Charles River Laboratories Belgium SA	Belgium

15.	Charles River Laboratories Espana SA	Spain

16.	Charles River Laboratories Japan, Inc.	Japan

17.	Charles River Laboratories Preclinical and Clinical Services Japan, Inc.	Japan

18.	Charles River Germany Verwaltungs GmbH	Germany

19.	Charles River Laboratories Italia Srl	Italy

20.	Charles River Germany GmbH and Co. KG	Germany

21.	Charles River Laboratories PreClinical Services Sp. Z.o.o.	Poland

22.	Charles River Laboratories, Avian Products and Services, Germany GmbH	Germany

23.	Charles River Europe GmbH	Germany

24.	Charles River Laboratories BioLabs Europe Ltd.	Ireland

25.	Entomology Europe Limited	Ireland

26.	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland

27.	Charles River Consulting GmbH	Germany

28.	Charles River Laboratories Magyarorszag Kft	Hungary

29.	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany

30.	Inveresk Research Group LLC	Delaware

31.	Inveresk Holdings LLC	Delaware

32.	S.a.r.l. Charles River Laboratories Luxembourg	Luxembourg

33.	Charles River Laboratories Group	United Kingdom

34.	Charles River Laboratories Holdings Scotland	United Kingdom

35.	Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom

36.	Charles River Laboratories Clinical Services Ltd.	United Kingdom

37.	Inveresk Research (Canada) Inc.	Canada

38.	Charles River Laboratories Preclinical Services Montreal, Inc.	Canada

39.	Northwest Kinetics, Inc.	Washington

40.	ALPES S.A.	Mexico

41.	Zhanjiang A&C Biological Ltd.	China